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                                                                      EXHIBIT 11


                             NEMATRON CORPORATION
                      CALCULATION OF EARNINGS PER SHARE
                  QUARTERS ENDED DECEMBER 31, 1996 AND 1995

                                                                               QUARTER ENDED
                                                                                 DECEMBER 31
                                                                         --------------------------
                                                                            1996            1995
ASSUMPTIONS:
 Weighted average common shares outstanding during the period             4,566,079       2,869,613
 Number of shares of common stock outstanding at end of the period        4,585,392       2,869,613
 Number of options and warrants outstanding at end of the period            867,393       1,164,372
 Number of common shares obtainable upon exercise of outstanding options and warrants as a percentage of outstanding common
   shares at end of the period                                                18.92%          40.58%
 Weighted average exercise price of options and warrants outstanding     $     4.49      $     3.42
 Average market price of common stock during the period                  $     7.21      $     4.87
 Market price of common stock at end of the period                       $     5.13      $     5.00
 Shares which could be repurchased at average market price
   limited to 20% of outstanding common stock                               540,780         573,923

COMPUTATIONS FOR PRIMARY EARNINGS PER SHARE:
 APPLICATION OF ASSUMED PROCEEDS:
 Toward repurchase of outstanding common stock at average
   market price, limited to 20% of outstanding shares                    $3,898,476       2,795,005
 Toward reduction of debt in FY 1997                                            -
 Toward reduction of debt in FY 1996                                                      1,187,147
                                                                         ----------      ----------
 Total proceeds from exercise of options and warrants                    $3,898,476      $3,982,152
                                                                         ==========      ==========
 ADJUSTMENT OF NET INCOME:
 Actual net income                                                    A  $   10,516      $   61,055
 Interest reduction at 10.5% in FY 1997                                          -
 Interest reduction at 10.5% in FY 1996                                                      31,163
                                                                         ----------      ----------
 Adjusted net income                                                  B  $   10,516      $   92,218
                                                                         ==========      ==========
 ADJUSTMENT OF SHARES OUTSTANDING:
 Weighted average common shares outstanding                           C   4,566,079       2,869,613
 Additional shares assumed to be issued                                     867,393       1,164,372
 Outstanding shares assumed to be repurchased                              (540,780)       (573,923)
                                                                         ----------      ----------
 Adjusted shares outstanding                                          D   4,892,693       3,460,062
                                                                         ==========      ==========
 PRIMARY EARNINGS PER SHARE:
 Before adjustment                                                   A/C $    0.002      $    0.021
                                                                         ==========      ==========
 After adjustment                                                    B/D $    0.002      $    0.027
                                                                         ==========      ==========

 FINANCIAL STATEMENT PRESENTATION                                        $     0.00      $     0.02
                                                                         ==========      ==========

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FULLY DILUTED EARNINGS PER SHARE ARE NOT SHOWN BECAUSE THE RESULTS THEREOF ARE
ANTI-DILUTIVE.